PROSPECTUS Dated                                      Pricing Supplement No. 5
June 1, 2000                                           Effective July 17, 2000



                   U.S. $1,000,000,000                           Rule 424 (b)(3)
                                                          Registration Statement
                FORD MOTOR CREDIT COMPANY                         No. 333-92595

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


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                Interest Rate Per Annum

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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
07/17/2000      6.18%               6.38%             6.58%